Exhibit 99.1

Yahoo! Reports Third Quarter 2008 Financial Results

Revenues - $1,786 Million

Operating Income - $70 Million

Operating Income Before Depreciation, Amortization, and Stock-Based Compensation Expense - $410 Million

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 21, 2008--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the third quarter ended September 30, 2008.

“As economic conditions and on-line advertising softened in the third quarter, we remained highly focused on our 2008 strategy to invest in initiatives that enhance not only our long term competitiveness, but also our ability to deliver for users and advertisers even in this more difficult climate. We have been disciplined about balancing investments with cost management all year, and have now set in motion initiatives to reduce costs and enhance productivity,” said Jerry Yang, co-founder and chief executive officer, Yahoo! Inc. “The steps we are taking this quarter should deliver both near-term benefits to operating cash flow, and substantially enhance the nimbleness and flexibility with which we compete over the long term. We enter this slowing market with competitive advantages as the destination of choice for consumers and as a leader in providing online advertisers with the broadest set of advertising management tools and products in the industry. We plan to continue building on those strengths.”

Third Quarter 2008 Financial Results

  Revenues were $1,786 million for the third quarter of 2008, a 1 percent increase compared to $1,768 million for the same period of 2007.
  Marketing services revenues were $1,563 million for the third quarter of 2008, a 1 percent increase compared to $1,544 million for the same period of 2007.
  Marketing services revenues from Owned and Operated sites were $1,002 million for the third quarter of 2008, a 9 percent increase compared to $923 million for the same period of 2007.
  Marketing services revenues from Affiliate sites were $561 million for the third quarter of 2008, a 10 percent decrease compared to $621 million for the same period of 2007.
  Fees revenues were $224 million for the third quarter of 2008, compared to $224 million for the same period of 2007.
  Revenues excluding traffic acquisition costs (“TAC”) were $1,325 million for the third quarter of 2008, a 3 percent increase compared to $1,283 million for the same period of 2007.
  Operating income for the third quarter of 2008 was $70 million, a 53 percent decrease compared to $150 million for the same period of 2007.
  Operating income for the third quarter of 2008 includes incremental costs of $37 million incurred for outside advisors related to Microsoft’s proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense (collectively, the “strategic alternatives and related matters”).
  Operating income before depreciation, amortization, and stock-based compensation expense for the third quarter of 2008 was $410 million, a 12 percent decrease compared to $466 million for the same period of 2007.
  Operating income before depreciation, amortization, and stock-based compensation expense for the third quarter of 2008 includes the incremental costs related to the strategic alternatives and related matters noted above.
  Cash flow from operating activities for the third quarter of 2008 was $347 million, a 24 percent decrease compared to $457 million for the same period of 2007.
  Free cash flow for the third quarter of 2008 was $215 million, a 31 percent decrease compared to $310 million for the same period of 2007.
  Net income for the third quarter of 2008 was $54 million or $0.04 per diluted share compared to $151 million or $0.11 per diluted share for the same period of 2007.
  Non-GAAP net income for the third quarter of 2008 was $123 million or $0.09 per diluted share compared to non-GAAP net income of $153 million or $0.11 per diluted share for the same period of 2007.

“Despite a tougher revenue climate, we were able to stay focused on our strategic objectives, launching several major product initiatives that have been underway for many months,” said Sue Decker, president, Yahoo! Inc. “These include the beta release of our new home page, which will leverage one code base globally; our new universal profile management tool at profiles.yahoo.com which is the first step toward rewiring the social graph on Yahoo!; and the launch of APT from Yahoo!TM, a transformative digital advertising platform. We delivered on our product roadmap with high quality and lower expenses than originally anticipated. Now we are conducting a deep review of our cost structure to identify more opportunities to enhance efficiency and build a stronger and more profitable Yahoo!.”

Third Quarter 2008 Segment Financial Results

  United States segment revenues for the third quarter of 2008 were $1,280 million, a 7 percent increase compared to $1,195 million for the same period of 2007.
  International segment revenues for the third quarter of 2008 were $507 million, a 12 percent decrease compared to $573 million for the same period of 2007.
  United States segment operating income before depreciation, amortization, and stock-based compensation expense for the third quarter of 2008 was $291 million, a 14 percent decrease compared to $338 million for the same period of 2007.
  United States segment operating income before depreciation, amortization, and stock-based compensation expense for the third quarter of 2008 includes the incremental costs related to the strategic alternatives and related matters noted above.
  International segment operating income before depreciation, amortization, and stock-based compensation expense for the third quarter of 2008 was $119 million, a 7 percent decrease compared to $128 million for the same period of 2007.

“An increasingly challenging economic climate and softening advertising demand contributed to revenues this quarter coming in at the low end of our outlook range. While we are disappointed with our results, we’re pleased that we continue to benefit from the aggressive cost management efforts we have pursued during the year. These efforts helped our adjusted operating cash flow come in above the midpoint of our outlook range for the quarter, despite significant investments in our strategic objectives,” said Blake Jorgensen, chief financial officer, Yahoo! Inc. “We have the balance sheet strength, liquidity, and free cash flow we need to continue to make progress on our core strategies as we address this slowdown.”

Cash Flow Information

In addition to free cash flow of $215 million for the third quarter of 2008, Yahoo! generated $14 million from the issuance of common stock as a result of the exercise of employee stock options. This was offset by $29 million used for acquisitions and $16 million used to acquire intellectual property rights. Cash, cash equivalents, and investments in marketable debt securities were $3,299 million at September 30, 2008 as compared to $3,219 million at June 30, 2008, an increase of $80 million.

Cost Reduction Initiatives

During the third quarter, Yahoo! began implementing a series of cost reduction initiatives that contributed to the Company's adjusted operating cash flow exceeding the midpoint of its outlook for the quarter. The Company's goal is to reduce its current annualized cost run rate of approximately $3.9 billion by more than $400 million before the end of 2008. The Company anticipates that both headcount and non-headcount-related costs will be reduced by these actions. Because the majority of expenses are headcount-related, Yahoo! expects to reduce its global workforce by at least 10 percent during the fourth quarter of 2008.

Yahoo! also plans to implement additional cost-cutting measures aimed at achieving additional structural efficiencies over the next year. The Company anticipates these will result in substantial additional cost savings. The goal of these measures is to position Yahoo! for long-term, sustainable growth.

Non-GAAP Financial Measures

Explanations of the Company’s non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” and “Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share.”

Quarterly Conference Call

Yahoo! will host a conference call to discuss third quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available for one week following the conference call by calling (888) 286-8010 or (617) 801-6888, reservation number: 99117465.

About Yahoo!

Yahoo! Inc. (“Yahoo!” or the “Company”) is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California. For more information, visit pressroom.yahoo.com or the Company’s blog, Yodel Anecdotal.

Owned and Operated sites refer to Yahoo!’s owned and operated online properties and services.

Affiliate sites refer to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s advertising offerings into their websites or their other offerings.

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenues excluding traffic acquisition costs or TAC; operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow); free cash flow; and non-GAAP net income and non-GAAP net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). See “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” and “Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share” included in this press release for further information regarding these non-GAAP financial measures.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the expected benefits of the commercial agreement with Google may not be realized, including as a result of actions taken by United States or foreign regulatory authorities and the response or acceptance of the agreement by publishers, advertisers, users, and employees; the implementation and results of Yahoo!'s ongoing strategic initiatives; the impact of organizational changes; Yahoo!'s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!'s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!'s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; the possibility that Microsoft or another person may in the future make proposals to acquire all or a part of Yahoo!, or take other actions which may create uncertainty for our employees, publishers, advertisers, and other business partners; and the possibility of significant costs of defense, indemnification, and liability resulting from stockholder litigation relating to such proposals. All information set forth in this press release and its attachments is as of October 21, 2008. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which will be filed with the SEC in the fourth quarter of 2008.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

Revenues	$1,767,506	$1,786,426	$5,137,276	$5,402,113

Cost of revenues	740,200	772,277	2,136,849	2,293,271

Gross profit	1,027,306	1,014,149	3,000,427	3,108,842

Operating expenses:
Sales and marketing	410,936	396,982	1,168,785	1,226,472
Product development	274,682	323,172	795,268	943,497
General and administrative	161,511	199,593	449,934	559,484
Amortization of intangibles	29,985	24,228	82,264	71,192
Strategic workforce realignment costs, net	-	-	-	16,885
Total operating expenses	877,114	943,975	2,496,251	2,817,530

Income from operations	150,192	70,174	504,176	291,312

Other income, net	43,748	8,881	109,935	57,217

Income before income taxes, earnings in equity interests, and minority interests	193,940	79,055	614,111	348,529

Provision for income taxes	(78,653)	(50,577)	(258,743)	(155,243)
Earnings in equity interests (1)	36,546	27,762	97,801	537,471
Minority interests in operations of consolidated subsidiaries	(547)	(1,892)	1,108	(3,031)

Net income	$151,286	$54,348	$454,277	$727,726

Net income per share - diluted (2)	$0.11	$0.04	$0.32	$0.51

Shares used in per share calculation - diluted	1,395,056	1,397,573	1,403,756	1,396,404

Stock-based compensation expense was allocated as follows:
Cost of revenues	$2,555	$4,283	$6,919	$11,112
Sales and marketing	70,353	51,060	172,731	172,904
Product development	51,603	55,372	164,354	149,896
General and administrative	21,029	21,884	70,321	59,144
Strategic workforce realignment expense reversals	-	-	-	(12,284)
Total stock-based compensation expense	$145,540	$132,599	$414,325	$380,772

Supplemental Financial Data (See Note)
Revenues excluding TAC	$1,282,601	$1,325,312	$3,709,443	$4,023,339
Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$466,309	$410,378	$1,399,973	$1,270,557
Free cash flow (3)	$309,562	$215,344	$1,006,505	$1,092,855
Non-GAAP net income per share - diluted	$0.11	$0.09	$0.33	$0.30

(1)	The nine months ended September 30, 2008 includes Yahoo!'s non-cash gain of $401 million recorded in the first quarter of 2008 related to Alibaba Group's initial public offering of Alibaba.com, net of tax. The three and nine months ended September 30, 2008 also includes Yahoo!'s non-cash loss of $30 million recorded in the third quarter of 2008 related to the impairment of our direct investment in Alibaba.com, net of tax.
(2)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the nine months ended September 30, 2008.
(3)	The nine months ended September 30, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc. Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization, and stock-based compensation expense, free cash flow, non-GAAP net income, and non-GAAP net income per share, which are reconciled to GAAP revenue, income from operations, cash flow from operating activities, net income, and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP revenue, income from operations, cash flow from operating activities, net income, and net income per share calculated in accordance with GAAP.

Revenues excluding TAC is defined as GAAP revenue less TAC. TAC consists of payments made to Affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our Affiliate sites, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our Affiliate sites. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues, and gross profit, each of which includes the impact of TAC.

Operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow) is defined as income from operations before depreciation, amortization of intangible assets, and stock-based compensation expense (including the compensation of Terry Semel, who served as our chief executive officer through June 18, 2007 and whose compensation after June 1, 2006 consisted almost entirely of stock-based compensation). We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization, and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization, and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company's workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization, and stock-based compensation expense.

Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company's unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing operating results. Previously, in reporting results for 2006 and 2007, for comparative purposes, stock-based compensation expense calculated in accordance with Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-based Payment,” and its related tax effects were excluded in calculating non-GAAP net income. No such adjustment is made to non-GAAP net income numbers reported in this press release and its attachments since net income amounts reported in 2007 and 2008 in each case include stock-based compensation expense. We consider non-GAAP net income and non-GAAP net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income and net income per share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per share, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per share.

Yahoo! Inc.
Reconciliations to Unaudited Condensed Consolidated Statements of Income
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Revenues for groups of similar services:
Marketing services:
Owned and Operated sites	$923,061	$1,002,070	$2,634,896	$2,983,451
Affiliate sites	620,540	560,652	1,863,356	1,738,671
Marketing services	1,543,601	1,562,722	4,498,252	4,722,122
Fees	223,905	223,704	639,024	679,991
Total revenues	$1,767,506	$1,786,426	$5,137,276	$5,402,113

Revenues by segment:
United States	$1,194,911	$1,279,924	$3,414,182	$3,851,857
International	572,595	506,502	1,723,094	1,550,256
Total revenues	$1,767,506	$1,786,426	$5,137,276	$5,402,113

Revenues excluding traffic acquisition costs ("TAC"):
GAAP revenue	$1,767,506	$1,786,426	$5,137,276	$5,402,113
TAC	(484,905)	(461,114)	(1,427,833)	(1,378,774)
Revenues excluding TAC	$1,282,601	$1,325,312	$3,709,443	$4,023,339

Revenues excluding TAC by segment:
United States:
GAAP revenue	$1,194,911	$1,279,924	$3,414,182	$3,851,857
TAC	(232,813)	(286,397)	(633,463)	(834,688)
Revenues excluding TAC	$962,098	$993,527	$2,780,719	$3,017,169

International:
GAAP revenue	$572,595	$506,502	$1,723,094	$1,550,256
TAC	(252,092)	(174,717)	(794,370)	(544,086)
Revenues excluding TAC	$320,503	$331,785	$928,724	$1,006,170

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow):
Income from operations	$150,192	$70,174	$504,176	$291,312
Depreciation and amortization	170,577	207,605	481,472	598,473
Stock-based compensation expense	145,540	132,599	414,325	380,772
Operating income before depreciation, amortization, and stock-based compensation expense	$466,309	$410,378	$1,399,973	$1,270,557

Operating income before depreciation, amortization, and stock-based compensation expense by segment (or operating cash flow):
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$338,423	$291,406	$1,042,278	$904,438
Operating income before depreciation, amortization, and stock-based compensation expense - International	127,886	118,972	357,695	366,119
Operating income before depreciation, amortization, and stock-based compensation expense	$466,309	$410,378	$1,399,973	$1,270,557

United States:
Income from operations	$68,639	$5,707	$278,363	$76,583
Depreciation and amortization	139,753	171,446	391,399	493,087
Stock-based compensation expense	130,031	114,253	372,516	334,768
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$338,423	$291,406	$1,042,278	$904,438

International:
Income from operations	$81,553	$64,467	$225,813	$214,729
Depreciation and amortization	30,824	36,159	90,073	105,386
Stock-based compensation expense	15,509	18,346	41,809	46,004
Operating income before depreciation, amortization, and stock-based compensation expense - International	$127,886	$118,972	$357,695	$366,119

Free cash flow:
Cash flow from operating activities (3)	$456,712	$347,091	$1,297,015	$1,559,234
Acquisition of property and equipment, net	(147,150)	(167,228)	(409,845)	(482,918)
Dividends received	-	-	(15,156)	(18,942)
Excess tax benefits from stock-based awards	-	35,481	134,491	35,481
Free cash flow (3)	$309,562	$215,344	$1,006,505	$1,092,855

(3)	The nine months ended September 30, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc.
Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
(in thousands, except per share amounts)

		Three Months Ended
		September 30,
		2007	2008

GAAP Net income		$151,286	$54,348

(a)	Incremental costs incurred for outside advisors related to Microsoft’s proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense costs	-	36,555

(b)	To adjust the provision for income taxes to reflect the tax impact of item (a) above for the three months ended September 30, 2008	-	(14,516)

(c)	To adjust the provision for income taxes to reflect an effective tax rate of 39.7% and 42.0% for the three months ended September 30, 2007 and 2008, respectively	1,659	16,537

(d)	Yahoo!'s non-cash loss related to the impairment of our direct investment in Alibaba.com, net of tax, which is included in earnings in equity interests	-	30,188

Non-GAAP Net income		$152,945	$123,112

GAAP Net income per share - diluted		$0.11	$0.04

Non-GAAP Net income per share - diluted		$0.11	$0.09

Shares used in per share calculations - diluted		1,395,056	1,397,573

		Nine Months Ended
		September 30,
		2007	2008

GAAP Net income		$454,277	$727,726

(a)	Incremental costs incurred for outside advisors related to Microsoft’s proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense costs	-	72,712

(b)	Strategic workforce realignment costs, net (comprised of $29 million in pre-tax cash charges, offset by $12 million in related stock-based compensation expense reversals) (4)	-	16,885

(c)	To adjust the provision for income taxes to reflect the tax impact of items (a) and (b) above for the nine months ended September 30, 2008	-	(34,868)

(d)	To adjust the provision for income taxes to reflect an effective tax rate of 39.7% and 42.0% for the nine months ended September 30, 2007 and 2008, respectively	14,941	6,098

(e)	Yahoo!'s non-cash gain related to Alibaba Group's initial public offering of Alibaba.com, net of tax, which is included in earnings in equity interests (4)	-	(401,090)

(f)	Yahoo!'s non-cash loss related to the impairment of our direct investment in Alibaba.com, net of tax, which is included in earnings in equity interests	-	30,188

Non-GAAP Net income		$469,218	$417,651

GAAP Net income per share - diluted (2)		$0.32	$0.51

Non-GAAP Net income per share - diluted		$0.33	$0.30

Shares used in per share calculations - diluted		1,403,756	1,396,404

(2)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the nine months ended September 30, 2008.
(4)	The event occurred in the first quarter of 2008.

Yahoo! Inc.
Business Outlook

The following business outlook is based on current information and expectations as of October 21, 2008. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.
		Three Months Ending December 31, 2008 (6)	Year Ending December 31, 2008 (7)

Revenues (in millions):		$1,773 - 1,973	$7,175 - 7,375

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow) (5) outlook (in millions):
	Income from operations	$195 - 235	$588 - 628
	Depreciation and amortization	205 - 225	803 - 823
	Stock-based compensation expense	90 - 110	471 - 491
	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$490 - 570	$1,862 - 1,942

(5)	Refer to Note to Unaudited Condensed Consolidated Statements of Income.
(6)

This outlook for the three months ending December 31, 2008 excludes any incremental costs incurred for outside advisors related to strategic alternatives including the Google agreement, defense costs for securities litigation relating to Microsoft's proposals to acquire all or a part of the Company and other strategic alternatives and any charges arising from the cost reduction initiatives to be implemented in the fourth quarter of 2008.

(7)

This outlook for the year ending December 31, 2008 excludes charges arising from the Company’s strategic workforce realignment implemented in the first quarter of 2008, including $29 million of such costs incurred through September 30, 2008, incremental costs incurred for outside advisors related to Microsoft’s proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense costs, including $73 million of such incremental costs incurred through September 30, 2008 and any charges arising from the cost reduction initiatives to be implemented in the fourth quarter of 2008.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$151,286	$54,348	$454,277	$727,726
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	102,422	128,997	299,933	372,467
Amortization of intangible assets	68,155	78,608	181,539	226,006
Stock-based compensation expense	145,540	132,599	414,325	393,056
Stock-based strategic workforce realignment expense reversals	-	-	-	(12,284)
Tax benefits from stock-based awards	6,028	21,066	170,683	52,199
Excess tax benefits from stock-based awards	-	(35,481)	(134,491)	(35,481)
Deferred income taxes	(43,746)	4,973	(134,585)	42,500
Earnings in equity interests	(36,546)	(27,762)	(97,801)	(537,471)
Dividends received	-	-	15,156	18,942
Minority interests in operations of consolidated subsidiaries	547	1,892	(1,108)	3,031
(Gains)/losses from sale of investments, assets, and other, net	(14,318)	6,275	(12,796)	2,365
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(49,746)	22,786	(6,381)	46,422
Prepaid expenses and other	73,578	(35,934)	61,059	(37,683)
Accounts payable	(19,005)	3,856	12,073	(35,596)
Accrued expenses and other liabilities	66,648	46,546	50,809	101,162
Deferred revenue	5,869	(55,678)	24,323	231,873
Net cash provided by operating activities	456,712	347,091	1,297,015	1,559,234

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(147,150)	(167,228)	(409,845)	(482,918)
Purchases of marketable debt securities	(112,004)	(392,246)	(1,105,043)	(1,281,713)
Proceeds from sales of marketable debt securities	204,723	48,829	478,817	248,130
Proceeds from maturities of marketable debt securities	305,964	356,913	1,376,622	727,890
Acquisitions, net of cash acquired	(319,503)	(29,349)	(355,514)	(209,196)
Purchase of intangible assets	(55,461)	(15,824)	(75,375)	(66,984)
Other investing activities, net	(30,369)	(112)	(30,369)	(7,751)
Net cash used in investing activities	(153,800)	(199,017)	(120,707)	(1,072,542)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	40,164	13,958	243,889	331,403
Repurchases of common stock	(350,055)	-	(1,363,236)	(79,236)
Structured stock repurchases, net	-	-	(250,000)	-
Excess tax benefits from stock-based awards	-	35,481	134,491	35,481
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(42)	(8,456)	(3,750)	(65,068)
Other financing activities, net	(12,125)	-	(12,125)	(74)
Net cash (used in) provided by financing activities	(322,058)	40,983	(1,250,731)	222,506

Effect of exchange rate changes on cash and cash equivalents	21,284	(96,677)	32,502	(79,378)

Net change in cash and cash equivalents	2,138	92,380	(41,921)	629,820
Cash and cash equivalents, beginning of period	1,525,812	2,051,370	1,569,871	1,513,930

Cash and cash equivalents, end of period	$1,527,950	$2,143,750	$1,527,950	$2,143,750

Supplemental schedule of acquisition-related activities:

Cash paid for acquisitions	$338,910	$54,284	$380,677	$234,626
Cash acquired in acquisitions	(19,407)	(24,935)	(25,163)	(25,430)

	$319,503	$29,349	$355,514	$209,196

Fair value of common stock and vested stock-based awards issued in connection with acquisitions	$236,500	$-	$271,504	$-

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2007	2008

ASSETS
Current assets:
Cash and cash equivalents	$1,513,930	$2,143,750
Short-term marketable debt securities	487,544	1,070,350
Accounts receivable, net	1,055,532	992,936
Prepaid expenses and other current assets	180,716	189,785
Total current assets	3,237,722	4,396,821

Long-term marketable debt securities	361,998	85,128
Property and equipment, net	1,331,632	1,490,655
Goodwill	4,002,030	4,038,445
Intangible assets, net	611,497	556,466
Other long-term assets	503,945	226,113
Investments in equity interests	2,180,917	3,114,852

Total assets	$12,229,741	$13,908,480

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$176,162	$150,990
Accrued expenses and other current liabilities	1,006,188	1,076,991
Deferred revenue	368,470	446,565
Short-term debt	749,628	-
Total current liabilities	2,300,448	1,674,546

Long-term deferred revenue	95,129	246,263
Other long-term liabilities	28,086	63,008
Deferred and other long-term tax liabilities, net	260,993	307,553
Minority interests in consolidated subsidiaries	12,254	15,285
Stockholders' equity	9,532,831	11,601,825

Total liabilities and stockholders' equity	$12,229,741	$13,908,480

CONTACTS:
Yahoo! Inc.
Brad Williams, 408-349-7069 (Media Relations)
bhw@yahoo-inc.com
Kim Rubey, 408-349-8910 (Media Relations)
krubey@yahoo-inc.com
Cathy La Rocca, 408-349-5188 (Investor Relations)
cathy@yahoo-inc.com